IMMEDIATELY
-----------

Media:                                                Investors:
-----                                                 ----------
R. Jeep Bryant, MD                                    John M. Roy, MD
(212) 635-1569                                        (212) 635-8005
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


 THE BANK OF NEW YORK COMPANY, INC. REPORTS RECORD SECURITIES SERVICING FEES;
                        NON-PERFORMING ASSETS DOWN 11%;
            THIRD QUARTER EARNINGS IN LINE WITH PREVIOUS GUIDANCE


NEW YORK, N.Y., October 22, 2003 -- The Bank of New York Company, Inc. (NYSE:
BK) reports third quarter diluted earnings per share of 34 cents and operating earnings of 42 cents per share, compared with operating earnings of 41 cents per share in the second quarter. Third quarter reported results include previously announced merger and integration costs associated with the acquisition of Pershing of 2 cents per share and the cost of the settlement of claims related to the Company's 1999 sale of BNY Financial Corporation to General Motors Acceptance Corporation ("GMAC") of 6 cents per share.
     Net income for the third quarter was $260 million, compared with $79 million or 11 cents per share a year ago, when the Company incurred credit charges and a valuation adjustment on its bank stock portfolio. Year-to-date net income was $850 million, or $1.13 per share, compared to $802 million, or $1.10 per share in 2002.
     The third quarter results showed continued improvement in the Company's primary businesses, including securities servicing and related foreign exchange, and private client services and asset management. The quarter also included a full quarter of results from Pershing, which closed on May 1, 2003. This contributed to record securities servicing fees of $657 million in the third quarter. Noninterest income grew to a new high of 72% of total revenues.
     Excluding Pershing, securities servicing fees increased 1.2% over the second quarter, or 5% annualized, led by global custody, broker-dealer services and mutual fund services. Core noninterest expenses were essentially flat, as reductions in discretionary expenditures offset continued investments in strategic initiatives. Nonperforming assets declined by $49 million, or 11% in the third quarter, while the ratio of the allowance to non-performing assets improved from 188.6% to 210.5%.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "New business wins and the general improvement in market tone assisted us in achieving a second consecutive quarter of improving operating earnings, in spite of the normal seasonal slowdown in equity transaction volume. Combining top line growth with solid day-to-day expense control resulted in a restoration of positive operating leverage.
     "Our program to enhance our credit risk profile advanced well as reflected by the decline in nonperforming assets as well as further reductions in corporate exposures. This quarter also marked the first full reporting period with Pershing, where we remain on track to achieve our stated goals for integration costs and synergy benefits.
     "Overall, the continued firming of the global capital markets bodes well for our business model. Pershing in particular is well positioned to benefit from the increased level of confidence shown by the retail investor."

SUPPLEMENTAL FINANCIAL INFORMATION

     For the quarter and nine months ended September 30, 2003, the Company has prepared information in four categories:
     -	Reported results which are in accordance with Generally Accepted
        Accounting Principles (GAAP).
     -  Core operating results which exclude the Pershing acquisition.
     -	Pershing results which reflect the revenues and expenses since the May 1 acquisition of Pershing but exclude the merger and integration costs.
     -	Other non-operating expenses including merger and integration costs related to the Pershing acquisition and the settlement with GMAC.

     The Company believes that providing supplemental non-GAAP financial information is useful to investors in understanding the underlying operational performance of the Company, its businesses and performance trends and, therefore, facilitates comparisons with the performance of other financial service companies. Specifically, the Company believes that the exclusion of the merger and integration costs, and the settlement with GMAC, permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that the Company's management internally assesses performance. The following is a reconciliation of the Company's financial results for the three months and nine months ended September 30, 2003:

                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                   (In millions, except per share amounts)
                                 (Unaudited)

                                           Income Statement
                                      Quarter ended September 30
                                             SUPPLEMENTAL                          GAAP
                                 -----------------------------------      -----------------------
                                     Operating                               2003          2002
                                   ------------                            Reported      Reported

                                Core       Pershing (a)     Other(c)       Results       Results
                                ----       --------       -----------      --------      --------

Net Interest Income            $ 387        $  20            $  -          $ 407          $ 418
-------------------
Provision for Credit Losses       40            -               -             40            225
                               -----        -----           -----          -----          -----
Net Interest Income After
    Provision for
      Credit Losses              347           20               -            367            193
                               -----        -----           -----          -----          -----
Noninterest Income
------------------
Servicing Fees
 Securities                      495          162               -            657            480
 Global Payment Services          80            -               -             80             74
                               -----        -----           -----          -----          -----
                                 575          162               -            737            554
Private Client Services and
  Asset Management Fees           97            -               -             97             85
Service Charges and Fees          88            1               -             89             90
Foreign Exchange and Other
  Trading Activities              80           12               -             92             49
Securities Gains                   9            -               -              9           (188)
Other                             35            4               -             39             46
                               -----        -----           -----          -----          -----
    Total Noninterest Income     884          179               -          1,063            636
                               -----        -----           -----          -----          -----
Noninterest Expense
-------------------
Salaries and Employee Benefits   443           90               -            533            397
Net Occupancy                     57           12               -             69             76
Furniture and Equipment           35           15               -             50             32
Clearing                          28           14               -             42             32
Sub-custodian Expenses            18            -               -             18             18
Software                          36            9               -             45             29
Amortization of Intangibles        4            4               -              8              -
Merger and Integration Costs       -            -              23             23              -
Other                            145           28              78            251            122
                               -----        -----           -----          -----          -----
    Total Noninterest Expense    766          172             101          1,039            706
                               -----        -----           -----          -----          -----
Income Before Income Taxes       465           27            (101)           391            123
Income Taxes                     159           11             (39)           131             44
                               -----        -----           -----          -----          -----
Net Income                     $ 306        $  16           $ (62)         $ 260          $  79
----------                     =====        =====           =====          =====          =====

Diluted Earnings Per Share     $0.43       ($0.01)(b)      ($0.08)         $0.34          $0.11


Notes:
    Reported results agree with the Company's Consolidated Statement of Income
(a)	Includes $8 million of net interest costs attributable to the Pershing acquisition financing.
(b)	The ($0.01) dilution is due to changes in shares outstanding attributable to the acquisition.
(c)	Consists of merger and integration costs related to the Pershing acquisition and the settlement with GMAC of $78 million, net of reserves.


                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                   (In millions, except per share amounts)
                                 (Unaudited)

                                           Income Statement
                                      Nine Months ended September 30
                                             SUPPLEMENTAL                          GAAP
                                 -----------------------------------      -----------------------
                                     Operating                               2003          2002
                                   ------------                            Reported      Reported

                                Core       Pershing (a)     Other(c)        Results       Results
                                ----       --------       -----------      --------      --------

Net Interest Income           $1,159        $  31          $    -         $1,190         $1,253
-------------------
Provision for Credit Losses      120            -               -            120            295
                               -----        -----           -----          -----          -----
Net Interest Income After
    Provision for
      Credit Losses            1,039           31               -          1,070            958
                               -----        -----           -----          -----          -----
Noninterest Income
------------------
Servicing Fees
 Securities                    1,457          271               -          1,728          1,411
 Global Payment Services         238            -               -            238            220
                               -----        -----           -----          -----          -----
                               1,695          271               -          1,966          1,631
Private Client Services and
  Asset Management Fees          281            -               -            281            256
Service Charges and Fees         277            1               -            278            264
Foreign Exchange and Other
  Trading Activities             224           22               -            246            183
Securities Gains                  26            -               -             26           (131)
Other                            100            7               -            107            106
                               -----        -----           -----          -----          -----
    Total Noninterest Income   2,603          301               -          2,904          2,309
                               -----        -----           -----          -----          -----
Noninterest Expense
-------------------
Salaries and Employee Benefits 1,305          149               -          1,454          1,202
Net Occupancy                    172           20               -            192            175
Furniture and Equipment          108           26               -            134            101
Clearing                          89           22               -            111             91
Sub-custodian Expenses            53            -               -             53             48
Software                         107           16               -            123             84
Amortization of Intangibles       11            7               -             18              5
Merger and Integration Costs      -             -              48             48              -
Other                            423           47              78            548            345
                               -----        -----           -----          -----          -----
    Total Noninterest Expense  2,268          287             126          2,681          2,051
                               -----        -----           -----          -----          -----
Income Before Income Taxes     1,374           45            (126)         1,293          1,216
Income Taxes                     473           18             (48)           443            414
                               -----        -----           -----          -----          -----
Net Income                     $ 901        $  27           $ (78)         $ 850          $ 802
----------                     =====        =====           =====          =====          =====

Diluted Earnings Per Share     $1.25       ($0.02)(b)      ($0.10)         $1.13          $1.10


Notes:
    Reported results agree with the Company's Consolidated Statement of Income
(a)	Includes $14 million of net interest costs attributable to the Pershing acquisition financing.
(b)	The ($0.02) dilution is due to changes in shares outstanding attributable to the acquisition.
(c)	Consists of merger and integration costs related to the Pershing acquisition and the settlement with GMAC of $78 million, net of reserves.


The following is a supplemental balance sheet showing the impact of the Pershing acquisition.

                      THE BANK OF NEW YORK COMPANY, INC.
                          Supplemental Information
                                (In millions)
                                 (Unaudited)

                                               Balance Sheet
                                            September 30, 2003                      GAAP
                                               SUPPLEMENTAL                       REPORTED
                                 -----------------------------------------   ------------------
                                        Core       Pershing    Elimination
                                    September 30, September 30,  Entries  September 30,  December 31,
                                        2003          2003                     2003         2002
                                        ----          ----       -------       ----         ----

Assets
------
Cash and Due from Banks                $ 3,668     $    62     $     -      $ 3,730      $ 4,748
Interest-Bearing Deposits in Banks       4,873         448           -        5,321        5,104
Securities                              22,845          17           -       22,862       18,300
Trading Assets at Fair Value             6,709         180           -        6,889        7,309
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                      2,832       3,851           -        6,683        1,385
Margin Loans                                73       5,399           -        5,472          352
Loans (less allowance for
  credit losses of $817 in 2003
  and $831 in 2002)                     29,358       1,893           -       31,251       30,156
Premises and Equipment                     963         125           -        1,088          975
Due from Customers on Acceptances          233           -           -          233          351
Accrued Interest Receivable                271           8           -          279          204
Investment in/Advances to Pershing       3,542           -      (3,542)
Goodwill & Intangible Assets             2,645       1,327           -        3,972        2,575
Other Assets                             6,247       1,157           -        7,404        6,105
                                       -------     -------     -------      -------      -------
     Total Assets                      $84,259     $14,467     $(3,542)     $95,184      $77,564
                                       =======     =======     =======      =======      =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits                               $58,937     $     -     $     -      $58,937      $55,387
Federal Funds Purchased and
  Securities Sold Under
  Repurchase Agreements                    622         337           -          959          636
Trading Liabilities                      2,779          70           -        2,849        2,800
Payables to Customers and Broker-Dealers 1,419       8,751           -       10,170          870
Other Borrowed Funds                       739       1,755      (1,507)         987          475
Acceptances Outstanding                    235           -           -          235          352
Accrued Taxes and Other Expenses         3,987         112           -        4,099        4,066
Accrued Interest Payable                   122           3           -          125          101
Other Liabilities                          898       1,404           -        2,302          753
Long-Term Debt                           6,298           -           -        6,298        5,440
                                        ------      ------      ------      -------      -------
     Total Liabilities                  76,036      12,432      (1,507)      86,961       70,880
                                        ------      ------      ------      -------      -------

Shareholders' Equity                     8,223       2,035      (2,035)       8,223        6,684
                                       -------     -------     -------      -------      -------
     Total Liabilities and
       Shareholders' Equity            $84,259     $14,467     $(3,542)     $95,184      $77,564
                                       =======     =======     =======      =======      =======

--------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

     Although the Company believes that the non-GAAP financial measures presented in this release enhance investors' understanding of the Company's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

SECURITIES SERVICING FEES

     Securities servicing fees were a record $657 million in the third quarter, an increase of $59 million or 10% over the second quarter, and $177 million or 37% over the third quarter of 2002, primarily due to the full quarter impact of the Pershing acquisition. For the first nine months of 2003, securities servicing fees were $1,728 million, an increase of $317 million from $1,411 million for the first nine months of 2002, principally due to Pershing and other acquisitions. Pershing's securities servicing fees included in the quarter and nine months ended September 30, 2003 were $162 million and $271 million, respectively.
     Strong new business momentum in global custody and higher equity prices drove investor services fees higher on both a sequential quarter and year-over-year basis. The higher fees compared to last year were also due to strong performance in securities lending. As of September 30, 2003, assets under custody rose to $7.9 trillion, from $7.8 trillion at June 30, 2003 and $6.6 trillion at September 30, 2002.
     Broker-dealer services fees also increased significantly both sequentially and year-over-year driven by strong performance in government securities clearance and collateral management services. These businesses continue to benefit from new business wins and higher fixed income transaction volumes. Mutual fund servicing also increased in the third quarter due to higher equity price levels.
     Global issuer services fees were essentially flat on a sequential quarter basis and down from a year ago. Corporate trust fees were up modestly from the second quarter, while depositary receipts (DRs) decreased on a sequential quarter basis due to a lack of equity market activity in August and fewer corporate actions during the quarter. The decline versus a year ago was also related to DRs.

     Execution and clearing services fees increased both sequentially and in comparison with last year due to the full quarter impact of Pershing. Execution services decreased sequentially and in comparison with last year due to lower equity market trading volumes. Average daily combined third quarter NYSE and NASDAQ trading volume was down 5% from the second quarter of 2003 and 4% from the third quarter of 2002. Average monthly fees from Pershing remained flat with last quarter despite the lower trading volumes due to relative strength in retail investor activity.

NONINTEREST INCOME

     Noninterest income for the third quarter of 2003 was $1,063 million, an increase of 7% sequentially and 67% from a year ago. Noninterest income for the nine months ended September 30, 2003 was $2,904 million, an increase of 26% over the comparable 2002 period. The increases are principally due to the acquisition of Pershing, improved performance in the core businesses, and the absence of the negative valuation adjustment in the third quarter of 2002. Pershing's contribution to the Company's noninterest income was $179 million for the quarter and $301 million for the nine months ended September 30, 2003.

                                  3rd       2nd       3rd
                                Quarter   Quarter   Quarter   Year-to-Date
                                -------   -------   -------   ------------
(In millions)                     2003      2003      2002    2003    2002
                                 -----      ----      ----    ----    ----
Servicing Fees
  Securities                    $  657      $598      $480  $1,728  $1,411
  Global Payment Services           80        80        74     238     220
                                ------      ----      ----  ------  ------
                                   737       678       554   1,966   1,631
Private Client Services
 and Asset Management Fees          97        94        85     281     256
Service Charges and Fees            89        92        90     278     264
Foreign Exchange and
 Other Trading Activities           92        88        49     246     183
Securities Gains                     9         9      (188)     26    (131)
Other                               39        35        46     107     106
                                ------      ----      ----  ------  ------
Total Noninterest Income        $1,063      $996      $636  $2,904  $2,309
                                ======      ====      ====  ======  ======

     Global payment services fees were flat compared with the prior quarter and increased 8% from the third quarter of 2002. Year-over-year growth is attributable to the build-out of multi-currency product capabilities and further penetration of the financial institutions market segment.
     Private client services and asset management fees for the third quarter were up 3% from the prior quarter, and 14% from the third quarter of 2002.
The sequential quarter and year-over-year increases reflect higher equity price levels as well as the continued strong demand for alternative investments from Ivy Asset Management and higher short-term money management fees, partially offset by higher seasonal tax-oriented fees in the second quarter. In addition, the year-over-year comparison also benefited from acquisitions. Total assets under management were $85 billion at September 30, 2003, up from $83 billion at June 30, 2003 and $71 billion a year ago.
     Service charges and fees have remained stable. The increase of 5% on a year-to-date basis over 2002 primarily reflects higher fees from loan syndication and underwriting fees.
     Foreign exchange and other trading revenues were up 5% compared with the prior quarter and up $43 million, or 88% from one year ago. The increase from the second quarter was primarily due to Pershing contributing for the full third quarter compared to only two months in the second quarter. Excluding Pershing, foreign exchange remained strong, increasing slightly from the second quarter as higher client activity levels and volatility in September offset the seasonal slowdown in August. Compared to a year ago, the significant increase resulted from increased client-driven foreign exchange and interest rate hedging activity and the Pershing acquisition. For the nine months ended September 30, 2003, foreign exchange and other trading revenues were up 34% over the nine months ended September 30, 2002.
     Securities gains in the third quarter were $9 million, flat with the prior quarter and up significantly from a loss of $188 million a year ago. Year-to-date securities gains were $157 million higher than the prior year period, reflecting a $210 million equity write-down in the third quarter of 2002.
     Other noninterest income increased $4 million from the second quarter of 2003 and decreased $7 million from the third quarter of 2002. Third quarter

2002 results included a $32 million Empire State Development Corporation ("ESDC") grant covering relocation and other costs.

NET INTEREST INCOME

                                   3rd         2nd        3rd
                                 Quarter     Quarter    Quarter    Year-to-Date
(Dollars in millions)            -------     -------    -------    ------------
                                  2003        2003       2002      2003     2002
                                  ----        ----       ----      ----     ----
Net Interest Income               $407        $398       $418    $1,190   $1,253
Tax Equivalent Adjustment            9           9         11        27       36
                                  ----        ----       ----    ------   ------
Net Interest Income on a
 Tax Equivalent Basis             $416        $407       $429    $1,217   $1,289
                                  ====        ====       ====    ======   ======
Net Interest Rate
 Spread                           1.87%       1.95%      2.32%     1.99%    2.31%
Net Yield on Interest
 Earning Assets                   2.10        2.22       2.66      2.24     2.65


     Net interest income on a taxable equivalent basis was $416 million in the third quarter of 2003, compared with $407 million in the second quarter of 2003, and $429 million in the third quarter of 2002. The net interest rate spread was 1.87% in the third quarter of 2003, compared with 1.95% in the second quarter of 2003, and 2.32% in the third quarter of 2002. The net yield on interest earning assets was 2.10% in the third quarter of 2003, compared with 2.22% in the second quarter of 2003, and 2.66% in the third quarter of 2002.
     The increase in net interest income from the second quarter of 2003 is primarily due to the full quarter impact of Pershing and modest growth in the Company's investment securities portfolio. This was partially offset by the impact of the Federal Reserve rate reduction in June. The decline in net interest income from the third quarter of 2002 reflects lower reinvestment yields on fixed income securities, planned decreases in loan balances, and the impact of Federal Reserve interest rate reductions in 2002 and 2003, which were partially offset by the Pershing acquisition and higher average balances of investment securities.
     For the first nine months of 2003, net interest income on a taxable equivalent basis amounted to $1,217 million compared with $1,289 million in the first nine months of 2002, reflecting the same factors that affected the comparison with last year's quarter. The year-to-date net interest spread was

1.99% in 2003 compared with 2.31% in 2002, while the net yield on interest earning assets was 2.24% in 2003 and 2.65% in 2002.

     In this release a number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

NONINTEREST EXPENSE AND INCOME TAXES

                                  3rd       2nd       3rd
                                Quarter   Quarter   Quarter   Year-to-date
                                -------   -------   -------   ------------
(In millions)                     2003      2003      2002    2003    2002
                                  ----      ----      ----    ----    ----
Salaries and Employee Benefits  $  443      $439      $397  $1,305  $1,202
Net Occupancy                       57        57        76     172     175
Furniture and Equipment             35        38        32     108     101
Clearing                            28        31        32      89      91
Sub-custodian Expenses              18        19        18      53      48
Software                            36        36        29     107      84
Amortization of Intangibles          4         4         -      11       5
Other                              145       139       122     423     345
                                ------      ----      ----  ------  ------
Total Core                         766       763       706   2,268   2,051

Merger and Integration Costs        23        25         -      48       -
Pershing                           172       115         -     287       -
GMAC Settlement                     78         -         -      78       -
                                ------      ----      ----  ------  ------
Total Noninterest Expense       $1,039      $903      $706  $2,681  $2,051
                                ======      ====      ====  ======  ======

     Noninterest expense for the third quarter of 2003 was $1,039 million, compared with $903 million in the prior quarter. The increase principally reflects the full quarter impact of Pershing and non-operating merger and integration expenses as well as net costs related to the GMAC settlement.
     Core noninterest expense was $766 million, essentially flat with the second quarter of 2003. On a core basis salaries and employee benefits were up only 1% from the second quarter and other expense categories also reflected the Company's focus on reducing discretionary spending.
     The increase in core expenses compared with the third quarter and first nine months of 2002 primarily reflects the impact of acquisitions, the inception of stock option expensing in 2003, a lower pension credit, increased technology investments and higher business continuity spending.
     Reflecting the shift in the Company's business mix including the Pershing acquisition, the efficiency ratio, excluding non-operating expenses related to the GMAC settlement and the Pershing's merger and integration costs, increased to 63.8% for the third quarter of 2003, compared with 63.0% in the previous quarter and 56.1% in the third quarter of 2002, excluding the impact of the ESDC grant and the associated sublease expense.
     The effective tax rate for the third quarter of 2003 was 33.4%, compared to 34.6% in the second quarter of 2003, and 35.9% in the third quarter 2002. The effective tax rate for the nine months ended September 30, 2003 was 34.3%, compared with 34.0% for the nine months ended September 30, 2002. The decrease in the effective tax rate reflects the tax benefit on the GMAC settlement and lower state and local taxes.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $95.2 billion at September 30, 2003, compared with $99.6 billion at June 30, 2003, and $81.0 billion at September 30, 2002. The decrease in total assets on a sequential quarter basis reflects lower client deposit levels given a more orderly securities settlement process across the industry relative to the June quarter end. The increase versus a year ago mainly reflects the Pershing acquisition. Total shareholders' equity was $8.2 billion at September 30, 2003, compared with $8.1 billion at June 30, 2003, and $6.6 billion at September 30, 2002. The major reasons for the increase in shareholders' equity from a year ago are the issuance of approximately $1 billion of common stock to fund the Pershing acquisition and the retention of earnings.
     Return on average common equity on a reported basis for the third quarter of 2003 was 12.82%, compared with 15.56% in the second quarter of 2003, and 4.73% in the third quarter of 2002. On an operating basis, return on average common equity for the third quarter of 2003 was 15.85%, compared with 16.41% in the second quarter of 2003, and 20.31% in the third quarter of 2002.
     For the first nine months of 2003, the reported return on average common equity was 15.23% compared with 16.74% in 2002 and the return on average assets was 1.27% for the first nine months of 2003 compared with 1.35% in 2002. On an operating basis, return on average common equity was 16.63% compared with 22.17% in 2002 and the return on average assets was 1.39% for the first nine months of 2003 compared with 1.79% in 2002.
     On a reported basis, return on average assets for the third quarter of 2003 was 1.06%, compared with 1.30% in the second quarter of 2003, and 0.40% in the third quarter of 2002. On an operating basis, return on average assets for the third quarter of 2003 was 1.31%, compared with 1.37% in the second quarter of 2003, and 1.71% in the third quarter of 2002.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 7.08% and 11.18% at September 30, 2003, compared with 6.83% and 11.07% at June 30, 2003, and 7.70% and 11.73% at September 30, 2002. The
regulatory leverage ratio was 5.64% at September 30, 2003, compared with 5.85% at June 30, 2003, and 6.77% at September 30, 2002. The Company's tangible common equity as a percentage of total assets was 4.66% at September 30, 2003, compared with 4.33% at June 30, 2003, and 5.38% at September 30, 2002. The improvement in the Company's capital ratios versus June 30, 2003 reflects the retention of equity during the quarter as well as the decrease in balance sheet assets.

NONPERFORMING ASSETS
                                                                   Change
                                                                09/30/03 vs.
(Dollars in millions)                09/30/03      6/30/03        6/30/03
                                     --------      --------     ------------
Loans:
     Commercial                         $265          $312          $(47)
     Foreign                              79            84            (5)
     Other                                44            41             3
                                        ----          ----          ----
  Total Nonperforming Loans              388           437           (49)
Other Real Estate                          -             -             -
                                        ----          ----          ----
  Total Nonperforming Assets            $388          $437          $(49)
                                        ====          ====          ====

Nonperforming Assets Ratio               1.2%          1.4%
Allowance/Nonperforming Loans          210.5         188.6
Allowance/Nonperforming Assets         210.5         188.6

     Nonperforming assets declined $49 million during the third quarter to $388 million from $437 million at June 30, 2003. The decrease primarily reflects sales and charge-offs of commercial loans.


CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  3rd        2nd         3rd
                                Quarter    Quarter     Quarter     Year-to-Date
                                -------    -------     -------     ------------
(In millions)                     2003       2003       2002       2003    2002
                                  ----       ----       ----       ----    ----
Provision                         $ 40       $ 40       $225       $120    $295
                                  ====       ====       ====       ====    ====
Net Charge-offs:
  Commercial                     $ (25)     $ (34)     $(150)    $ (85)   $(197)
  Foreign                          (12)        (7)        (5)      (18)      (5)
  Other                             (4)         -          -       (15)     (14)
  Consumer                          (6)        (5)        (5)      (16)     (14)
                                 ------     ------     ------    -----    ------
     Total                       $ (47)     $ (46)     $(160)    $(134)   $(230)
                                 ======     ======     ======    =====    ======

Other Real Estate Expenses        $  -       $  -       $  -      $  -     $  -


     The allowance for credit losses was $817 million at September 30, 2003, $824 million at June 30, 2003, and $681 million at September 30, 2002. The allowance for credit losses as a percent of non-margin loans was 2.55% at September 30, 2003, compared with 2.50% at June 30, 2003, and 2.01% at September 30, 2002. The ratio of the allowance to nonperforming assets was 210.5% at September 30, 2003, compared with 188.6% at June 30, 2003, and 123.5% at September 30, 2002.

                                   September 30   June 30   September 30
 (Dollars in millions)                 2003        2003         2002
                                     -------     --------     -------
Total Loans                          $37,540      $37,796     $34,242
Margin Loans                           5,472        4,877         407
Non-Margin Loans                      32,068       32,919      33,835
Allowance                                817          824         681
Allowance for Loan Losses
  As a Percent of Total Loans           2.18%        2.18%       1.99%
Allowance for Loan Losses As a
  Percent of Non-Margin Loans           2.55         2.50        2.01


OTHER DEVELOPMENTS

     On September 29, 2003, the Company announced that it had agreed to a settlement regarding GMAC's claims relating to the Company's 1999 sale to GMAC of BNY Financial Corporation, the Company's factoring and asset-based finance business. The settlement resolved claims between the parties with a payment of $110 million by the Company to GMAC. After accounting for a previously established reserve for this matter, the net impact of the settlement was approximately 6 cents per fully diluted share, recorded by the Company as a non-operating charge in the third quarter of 2003. The Bank of New York sold BNY Financial Corporation to GMAC for $1.8 billion in cash in 1999.
     The Company has achieved more than 75% of its current $9 billion corporate exposure reduction program through September 30th. During the third quarter, corporate exposures were reduced by approximately $1.5 billion, bringing the total reductions to date to $6.8 billion. Telecom industry exposures were reduced to approximately $1.0 billion at September 30, 2003, down from $1.5 billion at December 31, 2002.

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at
9:00 am ET.   The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888) 790-0319 within the United States or (610) 769-3531 internationally. A replay of the call will be available through the Company's website and also by telephone at (888) 568-0348 within the United States or (402) 530-7891 internationally.

     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.
                          ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2002 Form 10-K and Second Quarter 2003 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

 (Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                      September 30,            June 30,         September 30,
                                         2003                    2003                2002
                                ---------------------     -------------------   ------------
                                Reported    Operating     Reported  Operating     Reported
                                ---------   ---------     --------  ---------   ------------
  Quarter
  -------
  Net Income                       $ 260       $ 322       $ 295       $ 311      $  79
  Basic EPS                         0.34        0.42        0.39        0.41       0.11
  Diluted EPS                       0.34        0.42        0.39        0.41       0.11
  Cash Dividends Per Share          0.19        0.19        0.19        0.19       0.19
  Return on Average Common
    Shareholders' Equity           12.82%      15.85%      15.56%      16.41%      4.73%
  Return on Average Assets          1.06        1.31        1.30        1.37       0.40
  Efficiency Ratio                  70.7        63.8        64.8        63.0       56.4

  Year-To-Date
  ------------
  Net Income                       $ 850       $ 929       $ 590       $ 607      $ 802
  Basic EPS                         1.14        1.24        0.80        0.82       1.11
  Diluted EPS                       1.13        1.23        0.80        0.82       1.10
  Cash Dividends Per Share          0.57        0.57        0.38        0.38       0.57
  Return on Average Common
    Shareholders' Equity           15.23%      16.63%      16.61%      17.08%     16.74%
  Return on Average Assets          1.27        1.39        1.39        1.43       1.35
  Efficiency Ratio                  65.5        62.4        62.5        61.6       55.0

  Assets                         $95,184                 $99,604                $80,987
  Loans                           37,540                  37,796                 34,242
  Securities                      22,862                  20,392                 18,023
  Deposits - Domestic             35,922                  37,319                 32,964
           - Foreign              23,015                  27,336                 24,005
  Long-Term Debt                   6,298                   6,515                  5,528
  Common Shareholders' Equity      8,223                   8,113                  6,633

  Common Shareholders'
   Equity Per Share               $10.63                  $10.50                 $ 9.15
  Market Value Per Share
   of Common Stock                 29.11                   28.75                  28.74
  Allowance for Credit Losses
   as a Percent of Total Loans      2.18%                   2.18%                  1.99%
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans    2.55                    2.50                   2.01
  Tier 1 Capital Ratio              7.08                    6.83                   7.70
  Total Capital Ratio              11.18                   11.07                  11.73
  Leverage Ratio                    5.64                    5.85                   6.77
  Tangible Common Equity Ratio      4.66                    4.33                   5.38

Employees                         22,926                  23,106                 18,905

Assets Under Custody (In trillions)
Total Assets Under Custody          $7.9	            $7.8                   $6.6
   Equity Securities                  32%	              32%                    26%
   Fixed Income Securities            68                      68                     74
Cross-Border Assets                 $2.2	            $2.2                   $1.8

Assets Under Management (In billions)
Total Assets Under Management        $85                     $83                    $71
   Equity Securities                  31%	              32%                    29%
   Fixed Income Securities            22 	              23                     26
   Alternative Investments            10 	               9                      9
   Liquid Assets                      37                      36                     36

Assets Under Administration
 (In billions)                       $32                     $27                    $27


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)
                                                               For the three        For the nine
                                                                months ended        months ended
                                                                September 30,       September 30,
                                                              2003       2002       2003    2002
                                                              ----       ----       ----    ----
Interest Income
---------------
Loans                                                        $ 284      $ 359      $ 904  $1,108
Margin loans                                                    31          3         54       9
Securities
  Taxable                                                      162        175        477     474
  Exempt from Federal Income Taxes                              11         15         37      47
                                                             -----      -----      -----   -----
                                                               173        190        514     521
Deposits in Banks                                               38         28        109     106
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       22         11         61      38
Trading Assets                                                  27         58        103     199
                                                             -----      -----      -----   -----
    Total Interest Income                                      575        649      1,745   1,981
                                                             -----      -----      -----   -----
Interest Expense
----------------
Deposits                                                       113        165        397     484
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                    3          8         10      24
Other Borrowed Funds                                             6          7         13      60
Customer Payables                                               10          1         19       1
Long-Term Debt                                                  36         50        116     159
                                                             -----      -----      -----   -----
    Total Interest Expense                                     168        231        555     728
                                                             -----      -----      -----   -----
Net Interest Income                                            407        418      1,190   1,253
-------------------
Provision for Credit Losses                                     40        225        120     295
                                                             -----      -----      -----   -----
Net Interest Income After Provision
  for Credit Losses                                            367        193      1,070     958
                                                             -----      -----      -----   -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    657        480      1,728   1,411
 Global Payment Services                                        80         74        238     220
                                                             -----      -----      -----   -----
                                                               737        554      1,966   1,631
Private Client Services and Asset Management Fees               97         85        281     256
Service Charges and Fees                                        89         90        278     264
Foreign Exchange and Other Trading Activities                   92         49        246     183
Securities Gains                                                 9       (188)        26    (131)
Other                                                           39         46        107     106
                                                             -----      -----      -----   -----
    Total Noninterest Income                                 1,063        636      2,904   2,309
                                                             -----      -----      -----   -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 533        397      1,454   1,202
Net Occupancy                                                   69         76        192     175
Furniture and Equipment                                         50         32        134     101
Other                                                          364        201        853     573
Merger and Integration Costs                                    23          -         48       -
                                                             -----      -----      -----   -----
    Total Noninterest Expense                                1,039        706      2,681   2,051
                                                             -----      -----      -----   -----
Income Before Income Taxes                                     391        123      1,293   1,216
Income Taxes                                                   131         44        443     414
                                                             -----      -----      -----   -----
Net Income                                                   $ 260      $  79      $ 850   $ 802
----------                                                   =====      =====      =====   =====
Per Common Share Data:
----------------------
   Basic Earnings                                            $0.34      $0.11      $1.14   $1.11
   Diluted Earnings                                           0.34       0.11       1.13    1.10
   Cash Dividends Paid                                        0.19       0.19       0.57    0.57
Diluted Shares Outstanding                                     774        727        753     729
-------------------------------------------------------------------------------------------------


                      THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Balance Sheets
               (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          September 30,        December 31,
                                                              2003                2002
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,730             $ 4,748
Interest-Bearing Deposits in Banks                           5,321               5,104
Securities
  Held-to-Maturity                                             270                 954
  Available-for-Sale                                        22,592              17,346
                                                           -------             -------
    Total Securities                                        22,862              18,300
Trading Assets at Fair Value                                 6,889               7,309
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    6,683               1,385
Loans (less allowance for credit losses of $817 in 2003
  and $831 in 2002)                                         36,723              30,508
Premises and Equipment                                       1,088                 975
Due from Customers on Acceptances                              233                 351
Accrued Interest Receivable                                    279                 204
Goodwill                                                     3,156               2,497
Intangible Assets                                              816                  78
Other Assets                                                 7,404               6,105
                                                           -------             -------
     Total Assets                                          $95,184             $77,564
                                                           =======             =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $16,379             $13,301
 Interest-Bearing
   Domestic Offices                                         19,874              19,997
   Foreign Offices                                          22,684              22,089
                                                           -------             -------
     Total Deposits                                         58,937              55,387
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                             959                 636
Trading Liabilities                                          2,849               2,800
Payables to Customers and Broker-Dealers                    10,170                 870
Other Borrowed Funds                                           987                 475
Acceptances Outstanding                                        235                 352
Accrued Taxes and Other Expenses                             4,099               4,066
Accrued Interest Payable                                       125                 101
Other Liabilities                                            2,302                 753
Long-Term Debt                                               6,298               5,440
                                                           -------             -------
     Total Liabilities                                      86,961              70,880
                                                           -------             -------
Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,000 shares
  in 2003 and in 2002                                            -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,039,086,738 shares in 2003 and
  993,697,297 shares in 2002                                 7,793               7,453
 Additional Capital                                          1,594                 847
 Retained Earnings                                           5,168               4,736
 Accumulated Other Comprehensive Income                        105                 134
                                                           -------             -------
                                                            14,660              13,170
 Less: Treasury Stock (265,248,941 shares in 2003
        and 267,240,854 shares in 2002), at cost             6,434               6,483
       Loan to ESOP (485,533 shares in 2003
        and in 2002), at cost                                    3                   3
                                                           -------             -------
     Total Shareholders' Equity                              8,223               6,684
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $95,184             $77,564
                                                           =======             =======
----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.



                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                             For the three months              For the three months
                                          ended September 30, 2003          ended September 30, 2002
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 7,085       $  38       2.12%    $ 4,029       $  28       2.76%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       9,200          22       0.96       2,736          11       1.64
Margin Loans                             5,419          31       2.25         434           3       2.84
Loans
 Domestic Offices                       21,409         208       3.86      18,954         237       4.92
 Foreign Offices                        10,571          76       2.85      14,360         122       3.40
                                       -------       -----                -------       -----
   Total Loans                          31,980         284       3.52      33,314         359       4.26
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               313           2       3.00         521           7       5.14
 U.S. Government Agency Obligations      3,464          30       3.44       3,741          47       5.07
 Obligations of States and
  Political Subdivisions                   311           6       7.17         504           8       6.55
 Other Securities                       16,516         144       3.49      12,032         139       4.63
 Trading Securities                      4,357          27       2.47       6,792          58       3.38
                                       -------       -----                -------       -----
   Total Securities                     24,961         209       3.35      23,590         259       4.39
                                       -------       -----                -------       -----
Total Interest-Earning Assets           78,645         584       2.94%     64,103         660       4.09%
                                                     -----                              -----
Allowance for Credit Losses               (822)                              (616)
Cash and Due from Banks                  2,914                              2,601
Other Assets                            16,416                             12,722
                                       -------                            -------
   TOTAL ASSETS                        $97,153                            $78,810
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 7,657       $  13       0.67%    $ 6,661       $  22       1.32%
 Savings                                 9,281          17       0.72       8,144          22       1.07
 Certificates of Deposit
  $100,000 & Over                        3,840          14       1.47       3,322          18       2.14
 Other Time Deposits                     1,183           4       1.49       1,475           8       2.17
 Foreign Offices                        24,452          65       1.06      23,234          95       1.63
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       46,413         113       0.97      42,836         165       1.53
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              1,687           3       0.68       2,040           8       1.51
Other Borrowed Funds                     2,464           6       1.00       1,155           7       2.25
Payables to Customers and Broker-Dealers 5,407          10       0.72         145           1       1.47
Long-Term Debt                           6,310          36       2.27       5,467          50       3.59
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    62,281         168       1.07%     51,643         231       1.77%
                                                     -----                              -----
Noninterest-Bearing Deposits            13,266                             10,792
Other Liabilities                       13,555                              9,760
Common Shareholders' Equity              8,051                              6,615
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $97,153                            $78,810
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 416       1.87%                  $ 429      2.32%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.10%                             2.66%
                                                                 ====                              ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the nine months               For the nine months
                                         ended September 30, 2003           ended September 30, 2002
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 6,381       $ 109       2.28%    $ 4,992       $ 106       2.85%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       7,394          61       1.11       2,957          38       1.70
Margin Loans                             3,133          54       2.33         446           9       2.66
Loans
 Domestic Offices                       20,124         642       4.27      18,824         716       5.09
 Foreign Offices                        11,799         262       2.97      15,361         392       3.41
                                       -------       -----                -------       -----
   Total Loans                          31,923         904       3.79      34,185       1,108       4.34
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               282           8       3.55         663          26       5.31
 U.S. Government Agency Obligations      3,246          93       3.82       3,299         134       5.43
 Obligations of States and
  Political Subdivisions                   348          19       7.10         550          27       6.57
 Other Securities                       15,234         421       3.69      10,235         370       4.82
 Trading Securities                      4,802         103       2.88       7,882         199       3.38
                                       -------       -----                -------       -----
   Total Securities                     23,912         644       3.59      22,629         756       4.46
                                       -------       -----                -------       -----
Total Interest-Earning Assets           72,743       1,772       3.26%     65,209       2,017       4.14%
                                                     -----                              -----
Allowance for Credit Losses               (826)                              (616)
Cash and Due from Banks                  2,825                              2,656
Other Assets                            14,837                             12,117
                                       -------                            -------
   TOTAL ASSETS                        $89,579                            $79,366
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 7,493       $  48       0.86%    $ 6,661       $  66       1.33%
 Savings                                 8,971          54       0.81       8,124          70       1.15
 Certificates of Deposit
  $100,000 & Over                        4,402          54       1.62       1,701          30       2.35
 Other Time Deposits                     1,268          16       1.62       1,548          27       2.32
 Foreign Offices                        24,051         225       1.25      24,283         291       1.60
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       46,185         397       1.15      42,317         484       1.53
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              1,470          10       0.90       2,148          24       1.48
Other Borrowed Funds                     1,510          13       1.17       3,286          60       2.43
Payables to Customers and Broker-Dealers 3,160          19       0.79         179           1       1.07
Long-Term Debt                           6,077         116       2.54       5,316         159       3.96
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    58,402         555       1.27%     53,246         728       1.83%
                                                     -----                              -----
Noninterest-Bearing Deposits            12,341                             10,394
Other Liabilities                       11,370                              9,321
Common Shareholders' Equity              7,466                              6,405
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $89,579                            $79,366
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                           $1,217       1.99%                 $1,289       2.31%
                                                    ======       ====                  ======       ====
Net Yield on Interest-Earning Assets                             2.24%                              2.65%
                                                                 ====                               ====